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                                February  , 1997


                                                                 1040745-900100

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re:     Deltek Systems, Inc.
                        Registration Statement on Form S-1
                        Registration No. 333-18247

Ladies and Gentlemen:

        As counsel to Deltek Systems, Inc., a Virginia corporation (the "Company"), we are rendering this opinion in connection with a proposed sale by the Company of up to 3,335,000 shares of its common stock, $0.001 par value ("Common Stock"), pursuant to the above-referenced Registration Statement.

        We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to our opinion that the shares to be sold by the selling shareholders are fully paid, we have relied solely upon representations by officers of the Company concerning receipt by the Company of consideration for such shares.

        Based on such examination, we are of the opinion that the 3,335,000 shares of Common Stock to be issued and sold by the Company (of which up to 435,000 shares are to be issued to cover over-allotments, if any) are duly authorized shares of Common Stock and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

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Securities and Exchange Commission
February __, 1997
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        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                        Respectfully submitted,


                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation